                                                              Exhibit 1

           FILED
   IN THE OFFICE OF THE
  SECRETARY OF STATE OF THE
       STATE OF NEVADA

         NOV 01 1991

[ILLEGIBLE], SECRETARY OF STATE
       /s/ [ILLEGIBLE]
        No. C17197-91


             A R T I C L E S    O F    I N C O R P O R A T I O N


     KNOW ALL MEN BY THESE PRESENTS:

          That we, the undersigned, have voluntarily associated ourselves together for the purpose of forming a corporation under and pursuant to the laws of the State of Nevada, and we do hereby certify:

          FIRST:  The name of the corporation is:

                BIG TEX ENTERPRISES.

          SECOND: The principal office of the corporation is to be located at VAZQUEZ & ASSOCIATES, 4660 South Eastern, Ste 102, City of Las Vegas, County of Clark, State of Nevada, and that the Resident Agent in charge thereof is NELSON VAZQUEZ, but the corporation may maintain an office at such towns, cities and places outside the State of Nevada as the Board of Directors may, from time to time, determine, or as may be designated by the By laws of the corporation.

          THIRD: That the purpose for which said corporation is formed, and the nature of the objects proposed to be transacted and carried on by it are:
NOT LIMITED RETAIL SALES, ADULT ENTERTAINMENT, FURNITURE & ACCESORIES, MAIL ORDER, ETC.
          To engage in any lawful activity or practice.


          FOURTH: The total authorized capital stock of the corporation shall be TWENTY-FIVE HUNDRED (2,500) Shares of Class A Common stock of the Par Value of without par value, all of which shall be entitled to voting power.

          FIFTH: The members of the governing board shall be styled Directors, and the number of such Board of Directors shall not be less than two (2) nor more than five (5), and the names and addresses of the first Board of Directors consisting of members, are as follows:

              NAME                 POST OFFICE ADDRESSES
              ----                 ---------------------

JAMES MICHAEL SKILES               3950 Koval Lane #1084
                                   Las Vegas, NV 89109

AL DiCICCO                         3950 Koval Lane #1084
                                   Las Vegas, NV 89109

          SIXTH: The capital stock of the corporation, after the amount of the subscription price had been paid in money, property or services, as the Directors shall determine, shall not be subject to assessment to pay the debts of the corporation, nor for any other purpose, and no stock issued as fully paid up shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular.

          SEVENTH: Every stockholder of this corporation shall, upon the sale of any new stock of such corporation, of the same class as that which he already holds, have the right to purchase his pro rata share of such new stock in proportion to this shareholdings at that time, for such amounts as may be determined to be the offering price of the stock to either shareholders or non-shareholders.

          EIGHTH: The names and post office addresses of each of the incorporators signing these Articles of Incorporation are as follows:

              NAME                 POST OFFICE ADDRESSES
              ----                 ---------------------

JAMES MICHAEL SKILES               3950 Koval Lane #1084
                                   Las Vegas, NV 89109

AL DICICCO                         3950 Koval Lane #1084
                                   Las Vegas, NV 89109

          NINTH: The corporation shall have perpetual existence.

          TENTH: The stockholders of the corporation shall not be individually liable for the debts or the liabilities of the corporation, except that the holder of shares of stock not fully paid shall be personally liable to the corporation in amounts not to exceed the amount unpaid on the shares held by him, at the subscription price, then, and then only, when there is a written contract of subscription of stock.

          ELEVENTH: The Board of Directors shall have the power and authority to make and alter, or amend the By Laws, to fix the amount in each or to otherwise be reserved as working capital, and to authorize and cause to be executed, mortgages, and other liens upon the property, business and franchises of the corporation.

          IN WITNESS WHEREOF, the undersigned incorporators have executed these Articles of Incorporation this 29 day of October, 1991

                                           /s/ James Michael Skiles
                                           -----------------------------
                                           James Michael Skiles

                                           /s/ Al DiCicco
                                           -----------------------------
                                           Al DiCicco

                                           /s/ Al DiCicco
                                           -----------------------------

STATE OF NEVADA         ) ss
COUNTY OF CLARK         )

          On this 29 day of October, 1991, before me the undersigned, a Notary Public in and for the County of Clark, State of Nevada, personally
appeared James Michael Skiles, Al DiCicco, and                , known to me
to be the persons named in the above and foregoing instrument, and each for himself, duly acknowledged to me that he or she is one of the persons named in and who executed the above and foregoing instrument, and that he or she, and each of them, executed the same freely and voluntarily and for the uses and purposes therein mentioned.

                               /s/ Marilyn F. Acres

                               MARILYN F. ACRES
                               Notary Public-State of Nevada
                               Appointment Recorded in Clark County
                               My Appointment Expires  July 23, 1995